Exhibit 99.1

Where Food Comes From, Inc. Reports 2020 First Quarter Financial Results

CASTLE ROCK, Colorado – August 13, 2020 – Where Food Comes From, Inc. (WFCF) (OTCQB: WFCF), the most trusted resource for independent, third-party verification of food production practices in North America, today announced its 2020 second quarter and six-month financial results.

“We are very pleased with our overall performance in light of the continuing impact of COVID-19 on our business,” said John Saunders, chairman and CEO. “Although auditing activity with pork, poultry, dairy and egg customers was down significantly due to their restrictions on outside visitation in more enclosed environments, our beef verification business was strong in the quarter due to less stringent visitation restrictions on cattle ranches, which are more remote, outdoor operations with fewer employees. And despite widespread slowdowns and shutdowns at beef processing facilities, demand for animals we verified to standards such as source, NHTC, natural and CARE® remained consistent. Product sales were also strong in the quarter, up 25% year over year. We continued to generate positive cash flows from operations in the second quarter and have strengthened our balance sheet year-to-date with a 65% increase in cash and short-term investments.

“I’m proud of the effort put forth by our entire team in responding to the unique challenges presented by the pandemic in the first half of 2020,” Saunders added. “These challenges have carried into the second half of the year and we believe we’ll continue to meet them in innovative ways that keep our business moving forward. I’m also pleased to report good initial traction of our Where Food Comes From CARE® suite of sustainability standards launched earlier this year – particularly our BeefCARE™ program, which has been adopted by two global food processing companies to verify sustainable production practices on millions of acres of domestic cattle grazing land.”

Second Quarter Results – 2020 vs. 2019

Revenue in the second quarter ended June 30, 2020, decreased 10% to $4.4 million from $4.9 million in the same quarter last year. Lower revenue was attributed to fewer on-site audits conducted primarily for poultry, pork, dairy and egg customers. Revenue mix included:

●	Verification and certification services, down 17% to $3.1 million from $3.7 million.
●	Product revenue, up 25% to $796,000 from $635,000.
●	Software license, maintenance, and support (excluding intercompany sales), down 34% to $237,000 from $300,000.
●	Software-related consulting services (excluding intercompany sales), up 15% to $275,000 from $210,000.

Gross profit in the second quarter was flat year over year at $2.1 million. Gross margin increased to 47.6% from 42.7%.

Selling, general and administrative expense decreased 3% in the second quarter to $1.6 million from $1.7 million in the same quarter last year.

Operating income increased 16% in the second quarter to $469,000 from $403,000 in the same quarter last year.

Net income attributable to Where Food Comes From, Inc. in the second quarter decreased 3% to $351,000, or $0.01 per share, from net income of $361,000, or $0.01 per share, in the same quarter last year.

Adjusted EBITDA in the second quarter decreased 5% to $782,000 from $824,000 in the same quarter last year.

Six-Month Results – 2020 vs. 2019

Total revenue for the six-month period ended June 30, 2020, decreased 6% to $8.3 million from $8.8 million in the same period last year. Revenue mix included:

●	Verification and certification services, down 10% to $5.9 million from $6.6 million.
●	Product revenue, up 19% to $1.5 million from $1.3 million.
●	Software license, maintenance, and support (excluding intercompany sales), down 31% to $380,000 from $595,000.
●	Software-related consulting services (excluding intercompany sales), up 16% to $516,000 from $417,000.

Gross profit for the six-month period decreased slightly to $3.7 million from $3.8 million. Gross margin increased to 44.5% from 42.5%.

Selling, general and administrative expense decreased 2% year over year to $3.6 million from $3.7 million.

Operating income increased 12% year over year to $115,000 from $103,000.

Net income attributable to Where Food Comes From, Inc. decreased 50% year over year to $110,000, or less than $0.01 per share, from $218,000, or $0.01 per share, in the prior year.

Adjusted EBITDA decreased 20% year over year to $728,000 from $907,000.

The Company generated $1.7 million in net cash from operations in the first six months of 2020, up 27% from $1.4 million in the same period last year.

The cash, cash equivalents and short-term investments balance at June 30, 2020, increased 65% to $4.8 million from $2.9 million at 2019 year-end. The Company had $3.4 million in working capital at June 30, 2020, up from $3.1 million at 2019 year-end.

The Company will conduct a conference call today at 10:00 a.m. Mountain Time.

Call-in numbers for the conference call:

Domestic Toll Free: 1-877-407-8289

International: 1-201-689-8341

Conference Code: 13707128

Phone replay:

A telephone replay of the conference call will be available through September 13, 2020, as follows:

Domestic Toll Free: 1-877-407-8289

International: 1-201-689-8341

Conference Code: 13707128

About Where Food Comes From, Inc.

Where Food Comes From, Inc. is America’s trusted resource for third party verification of food production practices. Through proprietary technology and patented business processes, the Company supports more than 15,000 farmers, ranchers, vineyards, wineries, processors, retailers, distributors, trade associations, consumer brands and restaurants with a wide variety of value-added services. Through its IMI Global, International Certification Services, Validus Verification Services, SureHarvest, A Bee Organic and Sterling Solutions units, Where Food Comes From solutions are used to verify food claims, optimize production practices and enable food supply chains with analytics and data driven insights. In addition, the Company’s Where Food Comes From® retail and restaurant labeling program uses web-based customer education tools to connect consumers to the sources of the food they purchase, increasing meaningful consumer engagement for our clients.

*Note on non-GAAP Financial Measures

This press release and the accompanying tables include a discussion of EBITDA and Adjusted EBITDA, which are non-GAAP financial measures provided as a complement to the results provided in accordance with generally accepted accounting principles (“GAAP”). The term “EBITDA” refers to a financial measure that we define as earnings (net income or loss) plus or minus net interest plus taxes, depreciation and amortization. Adjusted EBITDA excludes from EBITDA stock-based compensation and, when appropriate, other items that management does not utilize in assessing WFCF’s operating performance (as further described in the attached financial schedules). None of these non-GAAP financial measures are recognized terms under GAAP and do not purport to be an alternative to net income as an indicator of operating performance or any other GAAP measure. We have reconciled Adjusted EBITDA to GAAP net income in the Consolidated Statements of Income table at the end of this release. We intend to continue to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting.

CAUTIONARY STATEMENT

This news release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, based on current expectations, estimates and projections that are subject to risk. Forward-looking statements are inherently uncertain, and actual events could differ materially from the Company’s predictions. Important factors that could cause actual events to vary from predictions include those discussed in our SEC filings. Specifically, statements in this news release about industry leadership and demand for, and impact and efficacy of, the Company’s products and services on the marketplace; ability to continue posting positive financial results; and ability to continue meeting challenges and moving the business forward are forward-looking statements that are subject to a variety of factors, including availability of capital, personnel and other resources; competition; governmental regulation of the agricultural industry; the market for beef and other commodities; and other factors. Financial results for the second quarter and six-month period are not necessarily indicative of future results. Readers should not place undue reliance on these forward-looking statements. The Company assumes no obligation to update its forward-looking statements to reflect new information or developments. For a more extensive discussion of the Company’s business, please refer to the Company’s SEC filings at www.sec.gov.

Company Contacts:

John Saunders

Chief Executive Officer

303-895-3002

Jay Pfeiffer

Pfeiffer High Investor Relations, Inc.

303-880-9000

Where Food Comes From, Inc.

Statements of Income (unaudited)

	Three months ended June 30,		Six months ended June 30,
(Amounts in thousands, except per share amounts)	2020	2019	2020		2019
Revenues:
Verification and certification service revenue	$3,108	$3,743		$5,911	$6,555
Product sales	796	635		1,521	1,276
Software license, maintenance and support services revenue	237	300		380	595
Software-related consulting service revenue	275	210		516	417
Total revenues	4,416	4,888		8,328	8,843
Costs of revenues:
Costs of verification and certification services	1,516	2,097		3,050	3,659
Costs of products	501	398		1,003	841
Costs of software license, maintenance and support services	109	162		255	316
Costs of software-related consulting services	190	143		310	273
Total costs of revenues	2,316	2,800		4,618	5,089
Gross profit	2,100	2,088		3,710	3,754
Selling, general and administrative expenses	1,631	1,685		3,595	3,651
Income from operations	469	403		115	103
Other expense (income):
Dividend income from Progressive Beef	(30)	(30)		(60)	(60)
Other income, net	(2)	(2)		(4)	(5)
Loss / (Gain) on foreign currency exchange	2	-		(1)	-
Gain on sale of assets	-	-		-	(1)
Interest expense	3	2		5	5
Income before income taxes	496	433		175	164
Income tax expense	145	129		65	46
Net income	351	304		110	118
Net loss attributable to non-controlling interest	-	57		-	100
Net income attributable to Where Food Comes From, Inc.	$351	$361		$110	$218

Per share - net income attributable to Where Food Comes From, Inc.:
Basic	$0.01	$0.01	$	*	$0.01
Diluted	$0.01	$0.01	$	*	$0.01
Weighted average number of common shares outstanding:
Basic	24,874	24,709		24,910	24,833
Diluted	25,029	24,908		25,082	25,032

* less than $0.01 per share

Where Food Comes From, Inc.

Calculation of Adjusted EBITDA*

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
(Amounts in thousands)	2020	2019	2020	2019

Net income attributable to Where Food Comes From, Inc.	$351	$361	$110	$218
Adjustments to EBITDA:
Interest expense	3	2	5	5
Income tax expense	145	129	65	46
Depreciation and amortization	244	285	478	546
EBITDA*	743	777	658	815
Adjustments:
Stock-based compensation	24	47	55	92
Cost of acquisitions	15	-	15	-
ADJUSTED EBITDA*	$782	$824	$728	$907

*Use of Non-GAAP Financial Measures: Non-GAAP results are presented only as a supplement to the financial statements and for use within management’s discussion and analysis based on U.S. generally accepted accounting principles (GAAP). The non-GAAP financial information is provided to enhance the reader’s understanding of the Company’s financial performance, but non-GAAP measures should not be considered in isolation or as a substitute for financial measures calculated in accordance with GAAP. Reconciliations of the most directly comparable GAAP measures to non-GAAP measures are provided herein.

All of the items included in the reconciliation from net income to EBITDA and from EBITDA to Adjusted EBITDA are either (i) non-cash items (e.g., depreciation, amortization of purchased intangibles, stock-based compensation, etc.) or (ii) items that management does not consider to be useful in assessing the Company’s ongoing operating performance (e.g., M&A costs, income taxes, gain on sale of investments, loss on disposal of assets, etc.). In the case of the non-cash items, management believes that investors can better assess the Company’s operating performance if the measures are presented without such items because, unlike cash expenses, these adjustments do not affect the Company’s ability to generate free cash flow or invest in its business.

We use, and we believe investors benefit from the presentation of, EBITDA and Adjusted EBITDA in evaluating our operating performance because it provides us and our investors with an additional tool to compare our operating performance on a consistent basis by removing the impact of certain items that management believes do not directly reflect our core operations. We believe that EBITDA is useful to investors and other external users of our financial statements in evaluating our operating performance because EBITDA is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, taxes, and depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired.

Because not all companies use identical calculations, the Company’s presentation of non-GAAP financial measures may not be comparable to other similarly titled measures of other companies. However, these measures can still be useful in evaluating the Company’s performance against its peer companies because management believes the measures provide users with valuable insight into key components of GAAP financial disclosures.

Where Food Comes From, Inc.

Balance Sheets

	June 30,	December 31,
(Amounts in thousands, except per share amounts)	2020	2019
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$4,517	$2,638
Accounts receivable, net of allowance	1,770	2,515
Short-term investments in certificates of deposit	261	258
Prepaid expenses and other current assets	351	450
Total current assets	6,899	5,861
Property and equipment, net	1,697	1,545
Operating lease right-of-use assets	3,139	3,268
Investment in Progressive Beef	991	991
Intangible and other assets, net	3,258	3,248
Goodwill	2,946	2,946
Deferred tax assets, net	349	378
Total assets	$19,279	$18,237

Liabilities and Equity
Current liabilities:
Accounts payable	$780	$1,023
Accrued expenses and other current liabilities	740	674
Deferred revenue	1,206	797
Current portion of long term debt	465	-
Current portion of finance lease obligations	10	8
Current portion of operating lease obligations	254	239
Total current liabilities	3,455	2,741
Long term debt, net of current portion	565	-
Finance lease obligations, net of current portion	16	21
Operating lease obligation, net of current portion	3,395	3,526
Total liabilities	7,431	6,288

Commitments and contingencies

Equity:
Preferred stock, $0.001 par value; 5,000,000 shares authorized; none issued or outstanding	-	-
Common stock, $0.001 par value; 95,000,000 shares authorized; 25,812 (2020) and 25,802 (2019) shares issued, and 24,839 (2020) and 24,977 (2019) shares outstanding	26	26
Additional paid-in-capital	11,483	11,425
Treasury stock of 973 (2020) and 825 (2019) shares	(1,934)	(1,665)
Retained earnings	2,273	2,163
Total equity	11,848	11,949
Total liabilities and stockholders’ equity	$19,279	$18,237